Exhibit 23.2
                                                                    ------------

Consent of Independent Auditors

     We consent to the incorporation by reference in Registration Statements (Form S-8 No. File Nos. 333-31492, 333-31498, 333-74080 and 333-74082)
pertaining to various stock option plans of Switchboard Incorporated of our report dated January 24, 2003, except as to the settlement of the lawsuit described in Note M, as to which the date is February 19, 2003, with respect to the consolidated financial statements and schedule of Switchboard Incorporated included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

                                       /s/ Ernst & Young LLP

March 26, 2003
Boston, Massachusetts